UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

Martin Marietta Materials, Inc.
(Exact name of registrant as specified in charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 1, 2014, pursuant to the Agreement and Plan of Merger, dated as of January 27, 2014 (the “Merger Agreement”), by and among Martin Marietta Materials, Inc. (“Martin Marietta”), Texas Industries, Inc. (“TXI”) and Project Holdings, Inc., a wholly owned subsidiary of Martin Marietta (“Merger Sub”), Merger Sub merged with and into TXI (the “Merger”), with TXI surviving the Merger as a wholly owned subsidiary of Martin Marietta.  The effective time of the Merger was 11:59 p.m. (Eastern time) on July 1, 2014.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of TXI common stock (other than shares owned by TXI, Martin Marietta or Merger Sub) was automatically converted into the right to receive 0.70 of a fully paid and nonassessable share of Martin Marietta common stock, with cash paid in lieu of any fractional shares.  As a result of the Merger, Martin Marietta will issue approximately 20.3 million shares of common stock.  TXI stock options and other equity awards generally converted upon consummation of the Merger into stock options and equity awards with respect to Martin Marietta common stock, after giving effect to the 0.70 exchange ratio.

Upon the closing of the Merger, the shares of TXI common stock, which previously traded under the ticker symbol “TXI” on the New York Stock Exchange (the “NYSE”), have ceased trading on, and were delisted from, the NYSE.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Martin Marietta’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 30, 2014, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 30, 2014, Martin Marietta held a special meeting of shareholders (the “Special Meeting”) in connection with the Merger Agreement.  The proposal submitted to Martin Marietta shareholders at the Special Meeting was the approval of the issuance of shares of Martin Marietta common stock to TXI stockholders in connection with the Merger as contemplated by the Merger Agreement (the “Share Issuance Proposal”).

The Share Issuance Proposal is described in detail in Martin Marietta’s definitive proxy statement, which was filed with the Commission on May 30, 2014.

The voting results for the Share Issuance Proposal, including the number of votes cast for, against or withheld, and the number of abstentions and non-votes are set forth below.  The shareholders voted to approve the Share Issuance Proposal.  In connection with the Special Meeting, Martin Marietta also solicited proxies with respect to the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.  As there were sufficient votes from Martin Marietta shareholders to approve the Share Issuance Proposal, adjournment of the Special Meeting to solicit additional proxies was unnecessary and the adjournment proposal was not submitted to Martin Marietta shareholders for approval at the Special Meeting.

Share Issuance Proposal

For	Against	Abstained	Non-Votes

40,057,172	27,074	726,019	0

Item 8.01	Other Events

On June 30, 2014, Martin Marietta issued a press release announcing the Special Meeting voting results.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  On July 2, 2014, Martin Marietta issued a press release announcing that the Merger had been completed.  A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Martin Marietta intends to file the financial statements of TXI required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

Martin Marietta intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of January 27, 2014, among Martin Marietta Materials, Inc., Texas Industries, Inc and Project Holdings, Inc. (incorporated by reference to Exhibit 2.1 of Martin Marietta’s Current Report on Form 8-K filed on January 30, 2014)

99.1	Press release dated June 30, 2014, announcing the Special Meeting voting results

99.2	Press release dated July 2, 2014, announcing completion of the Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

Date: July 2, 2014	By:	/s/ Roselyn R. Bar
Name: Roselyn R. Bar
Title: Senior Vice President, General Counsel
And Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of January 27, 2014, among Martin Marietta Materials, Inc., Texas Industries, Inc and Project Holdings, Inc. (incorporated by reference to Exhibit 2.1 of Martin Marietta’s Current Report on Form 8-K filed on January 30, 2014)

99.1	Press release dated June 30, 2014, announcing the Special Meeting voting results

99.2	Press release dated July 2, 2014, announcing completion of the Merger